UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2006, Avnet, Inc. ("Avnet") entered into a stock and asset purchase agreement (the "Purchase Agreement") with MRA Systems, Inc. ("MRA") pursuant to which Avnet will acquire (i) certain assets of MRA used exclusively in its business of distributing complex computer products, solutions and services to reseller customers (the "Business") and (ii) all of the issued and outstanding equity interests in certain wholly-owned subsidiaries of MRA engaged in the Business. Under the terms of the Purchase Agreement, Avnet will pay MRA $412.5 million in cash, subject to adjustment as provided in the Purchase Agreement, and will assume certain liabilities relating to the acquired assets and the Business. The Purchase Agreement contains customary representations and warranties and indemnification provisions. The closing of the transaction, which is subject to customary closing conditions including regulatory approvals, is anticipated to occur by the end of calendar year 2006. The Purchase Agreement may be terminated by Avnet or MRA if the closing has not occurred by April 1, 2007.

Item 7.01 Regulation FD Disclosure.

On November 6, 2006, Avnet issued a press release announcing that it had entered into a stock and asset purchase agreement (the "Purchase Agreement") with MRA Systems, Inc. The foregoing description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated into this report by reference. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number Description

10.1 Stock and Asset Purchase Agreement, dated as of November 6, 2006, between MRA Systems, Inc. and Avnet, Inc.
99.1 Press Release, dated November 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

November 7, 2006	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock and Asset Purchase Agreement, dated as of November 6, 2006, between MRA Systems, Inc. and Avnet, Inc.
99.1	Press Release, dated November 6, 2006.